UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 2, 2015

CHINA BIOLOGIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

(Address of Principal Executive Offices)

86-10-6598-3166

Registrant's telephone number, including area code

____________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 4, 2015, China Biologic Products, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal year ended December 31, 2014. A copy of the press release, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1 and incorporated by reference herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 2, 2015, Mr. Dai Feng resigned from the board of directors (the “Board”) of the Company, effective from the same date. Mr. Feng’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the same date, the Board appointed Mr. Min Fang, as a director of the Company with immediate effect to fill the vacancy resulting from Mr. Fang’s resignation from the Board.

Mr. Fang has been a principal at Beijing Warburg Pincus Investment Consulting Company Limited Shanghai Branch (“Warburg Pincus”) since July 2011, and a core member of the China healthcare team. In addition to his role with the Company, Mr. Fang currently serves on the board of several private companies including, among others, EA Inc. and Beijing Amcare Women’s and Children’s Hospital Co., Ltd. From Mar 2010 to July 2011, he was a vice president at Carlyle Asia Private Equity. From July 2007 to Feb 2010, Mr. Fang was an associate at Warburg Pincus. Prior to Warburg Pincus, he worked at the Boston Consulting Group focusing on management consultancy for pharmaceutical and medical device companies. Mr. Fang received a B.A. in International Finance from Fudan University and an M.B.A. from the Stanford Graduate School of Business.

The Company entered into a director agreement and an indemnification agreement with Mr. Fang on March 4, 2015. At Mr. Fang’s request, he will receive no compensation for his service as a director of the Company, under the terms of the director agreement. Under the terms of the indemnification agreement, the Company agreed to indemnify Mr. Fang against expenses, judgments, fines, penalties, or other amounts actually and reasonably incurred by him in connection with any proceeding, provided that he has acted in good faith and in the best interests of the Company. The description of the terms of the director agreement herein is qualified in its entirety by the provisions of the director agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the terms of the indemnification agreement herein is qualified by reference to the provisions of the indemnification agreement, the forms of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 30, 2008.

There is no family relationship between Mr. Fang and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction, between Mr. Fang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01 REGULATION FD DISCLOSURE.

The information set forth in Item 2.02 above is incorporated by reference herein.

The information set forth in Item 2.02 and Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Director Agreement between Min Fang and China Biologic Products, Inc. dated March 4, 2015
99.1	Press release dated March 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2015	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao Chief Executive Officer